FOR IMMEDIATE RELEASE

Media Contact: Christine Needles Global Corporate Communications Christine.Needles@interface.com +1 404-491-4660	Investor Contact: Bruce Hausmann Chief Financial Officer Bruce.Hausmann@interface.com +1 770-437-6802

Interface Reports Third Quarter 2022 Results

ATLANTA – November 4, 2022 – Interface, Inc. (Nasdaq: TILE), the global flooring solutions company where everything is certified carbon neutral, today announced results for the third quarter ended October 2, 2022.

Quarterly Highlights:

•Net sales totaled $327.8 million, up 4.8% year-over-year. Currency neutral net sales were up 10.9% year-over-year.
•GAAP SG&A expenses at 24.7% of net sales, down from 24.9% in Q3 2021; adjusted SG&A expenses at 24.2% of net sales, down from 24.8% in Q3 2021.
•GAAP operating income up 13.2% year-over-year; adjusted operating income up 3.5% year-over-year.
•GAAP earnings per share of $0.24, up 26.3% year-over-year; adjusted earnings per share of $0.30, up 3.4% year-over-year.
•Orders were down 9.7% from Q3 2021 and down 4.3% on a currency neutral basis.

"Interface had another solid quarter with currency neutral net sales growth of 10.9% and adjusted EPS of 30 cents. Demand for our best-in-class lower carbon offerings continues across the business, with notable strength in Q3 in the office and retail sectors," commented Laurel Hurd, CEO of Interface. "In the back half, we are lapping tougher comps as we saw pent up COVID demand that was released in Q3 and Q4 of 2021. Even with currency neutral orders down 4% in Q3 this year, we enter Q4 encouraged about order rates and with a strong backlog that is up 7% since the beginning of the year. I'm proud of the entire global team for consistently controlling costs and managing our SG&A to deliver strong results."

"At Interface, everything we do, every aspect of our business, is carbon neutral. We are the first and only global flooring company to be third-party certified as a Carbon Neutral Enterprise across our entire business, products, and value chain. As we radically decarbonize every aspect of our business, our customers know they can support their own sustainability goals by specifying our products, giving us an incredible competitive advantage," Hurd concluded.

"Our balance sheet remains strong, and we continue to navigate well in a persistent inflationary environment, mostly offsetting these challenges with pricing and productivity. Through our strong brand, differentiated product offering, and best-in-class sustainability story, we are well positioned to take share," added Bruce Hausmann, CFO of Interface.

Third Quarter 2022 Financial Summary

Sales: Third quarter net sales were $327.8 million, up 4.8% versus $312.7 million in the prior year period on broad-based growth.

Gross profit margin was 33.2% in the third quarter, a decrease of 81 basis points from the prior year period. Adjusted gross profit margin was 33.7%, a decrease of 75 basis points from adjusted gross margin for the prior year period due primarily to higher freight and raw material costs, partially offset by higher selling prices.

Third quarter SG&A expenses were $80.8 million, or 24.7% of net sales, compared to $77.7 million, or 24.9% of net sales in the third quarter last year. Adjusted SG&A expenses were $79.2 million, or 24.2% of net sales in the third quarter of 2022, compared to $77.5 million, or 24.8% of net sales, in the third quarter last year.

Operating Income: Third quarter operating income was $28.0 million, compared to operating income of $24.8 million in the prior year period. Third quarter 2022 adjusted operating income ("AOI") was $31.2 million versus AOI of $30.2 million in third quarter of 2021.

Net Income and EPS: On a GAAP basis, the Company recorded net income of $14.1 million in the third quarter of 2022, or $0.24 per diluted share, compared to third quarter 2021 GAAP net income of $11.0 million, or $0.19 per diluted share. Third quarter 2022 adjusted net income was $17.4 million, or $0.30 per diluted share, versus third quarter 2021 adjusted net income of $16.9 million, or $0.29 per diluted share.

Adjusted EBITDA: In the third quarter of 2022, adjusted EBITDA was $42.9 million. This compares with adjusted EBITDA of $42.0 million in the third quarter of 2021.
First Nine Months of 2022 Summary
Sales: Net sales for the first nine months of 2022 were $962.4 million, up 11.8% versus $860.8 million in the prior year period.

Gross profit margin was 34.5% for the first nine months of 2022, a decrease of 164 basis points from the prior year period. Adjusted gross profit margin was 35.2%, a decrease of 148 basis points from adjusted gross margin for the prior year period due to higher labor and raw material costs, partially offset by higher selling prices.

SG&A expenses for the first nine months of 2022 were $240.7 million, or 25.0% of net sales, compared to $236.9 million, or 27.5% of net sales in the same period last year. Adjusted SG&A expenses were $238.2 million, or 24.8% of sales, for the first nine months of 2022 compared to $234.5 million, or 27.2% of net sales, in the same period last year.

Operating Income: Operating income for the first nine months of 2022 was $90.0 million, compared to operating income of $70.9 million in the prior year period. AOI was $100.4 million for the first nine months of 2022 versus AOI of $81.2 million in the same period last year.

Net Income and EPS: On a GAAP basis, the Company recorded net income of $44.2 million in the first nine months of 2022, or $0.75 per diluted share, compared to the first nine months of 2021 net income of $33.4 million, or $0.57 per diluted share. Nine-month 2022 adjusted net income was $55.3 million, or $0.94 per diluted share, versus the first nine months of 2021 adjusted net income of $44.5 million, or $0.75 per diluted share.

Adjusted EBITDA: In the first nine months of 2022, adjusted EBITDA was $134.8 million. This compares with adjusted EBITDA of $116.6 million in the prior year period.
Cash and Debt: The Company had cash on hand of $79.4 million and total debt of $521.5 million at the end of the third quarter 2022, compared to $97.3 million of cash and $518.1 million of total debt at the end of fiscal year 2021.
Share Count: Fully diluted share count at the end of the third quarter of 2022 was 58.4 million shares.

Third Quarter Segment Results
AMS Results:
•Q3 2022 net sales of $194.4 million, up 10.0% versus $176.8 million in the prior year period primarily due to the strength in the corporate office and retail markets.
•Q3 2022 orders were down 5.7% compared to the prior year period.
•Q3 2022 operating income was $25.0 million compared to $21.7 million in the prior year period.
•Q3 2022 AOI was $25.0 million versus AOI of $21.6 million in the prior year period.
EAAA Results:
•Q3 2022 net sales of $133.3 million, down 1.9% versus $135.9 million in the prior year period.
•Currency fluctuations negatively impacted Q3 2022 net sales by approximately $18.5 million as compared to Q3 2021 net sales due to weakening of the Euro, Australian dollar and British pound sterling against the U.S. dollar. Excluding negative foreign currency impacts, EAAA's Q3 2022 net sales were up 11.7% year-over-year.
•Q3 2022 orders were down 15.1% compared to the prior year period and down 3.0% on a currency neutral basis. Order growth was negatively impacted by the Russia/Ukraine war and COVID-19 lockdowns in China.
•Q3 2022 operating income of $3.1 million compared to $3.1 million in the prior year period.
•Q3 2022 AOI was $6.3 million versus AOI of $8.6 million in the prior year period.
First Nine Months Segment Results
AMS Results:
•Net sales for the first nine months of 2022 were $557.8 million, up 21.1% versus $460.4 million in the prior year period.
•Operating income for the first nine months of 2022 was $74.6 million compared to $54.4 million in the prior year period.

•AOI for the first nine months of 2022 was $74.5 million versus AOI of $54.6 million in the prior year period.

EAAA Results:
•Net sales for the first nine months of 2022 were $404.6 million, up 1.1% versus $400.4 million in the prior year period.
•Currency fluctuations had an approximately $41.4 million negative impact on net sales in the first nine months of 2022 compared to the prior year period, primarily due to the weakening of the Euro, British pound sterling and Australian dollar against the U.S. dollar. Excluding negative foreign currency impacts, for the first nine months of 2022, EAAA's net sales were up 11.4% year-over-year.
•Operating income for the first nine months of 2022 was $15.4 million compared to $16.4 million in the prior year period.
•AOI for the first nine months of 2022 was $25.9 million versus AOI of $26.6 million in the prior year period.
Outlook

The Company continues to be challenged by high inflation and a dynamic geopolitical environment. As the Company monitors this situation, it is anticipating for the full fiscal year 2022:

•Net sales of $1.285 billion to $1.305 billion.
•Adjusted gross profit margin of approximately 34.5%
•Adjusted SG&A expenses of approximately $319 million.
•Adjusted Interest & Other expenses of approximately $31 million.
•An adjusted effective tax rate of approximately 28%.
•Capital expenditures of approximately $25 million.
•Fully diluted weighted average share count for the fourth quarter of approximately 58.4 million shares and for the full fiscal year 2022 of approximately 58.9 million shares.

Webcast and Conference Call Information

Interface will host a conference call on November 4, 2022, at 8:00 a.m. Eastern Time, to discuss its third quarter 2022 results. The conference call will be simultaneously broadcast live over the Internet.

Listeners may access the conference call live over the Internet at:
https://events.q4inc.com/attendee/719427866, or through the Company's website at: https://investors.interface.com.

The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

Non-GAAP Financial Measures

Interface provides adjusted earnings per share, adjusted net income, adjusted operating income ("AOI"), adjusted gross profit, adjusted gross profit margin, adjusted SG&A expenses, currency neutral sales and currency neutral sales growth, net debt, and adjusted EBITDA as additional information regarding its operating results in this press release. These non-GAAP measures are not in accordance with – or alternatives to – GAAP measures, and may be different from non-GAAP measures used by other companies. Adjusted EPS, adjusted net income, and AOI exclude nora purchase accounting amortization, the Thailand plant closure inventory write-down, restructuring charges, asset impairment, severance and other charges. Adjusted EPS and adjusted net income also excludes the discontinuance of interest rate swaps and the loss associated with a warehouse fire. Adjusted gross profit and adjusted gross profit margin exclude nora purchase accounting amortization and the Thailand plant closure inventory write-down. Adjusted SG&A expenses exclude asset impairment, severance, and other charges. Currency neutral sales and currency neutral sales growth exclude the impact of foreign currency fluctuations. Net debt is total debt less cash on hand. Adjusted EBITDA is GAAP net income excluding interest expense, income tax expense, depreciation and amortization, stock compensation amortization, restructuring charges, asset impairment, severance and other charges, nora purchase accounting amortization, the Thailand plant closure inventory write-down, and the loss associated with a warehouse fire. This news release should be read in conjunction with the Company's Current Report on Form 8-K furnished today to the U.S. Securities & Exchange Commission, which explains why Interface believes presentation of these non-GAAP measures provides useful information to investors, as well as any additional material purposes for which Interface uses these non-GAAP measures.

About Interface

Interface, Inc., (NASDAQ: TILE) is a global flooring solutions enterprise with an integrated portfolio of carpet tile and resilient flooring products, where everything is third-party certified carbon neutral. With our design approach to flooring systems, we help our customers create high-performance interior spaces that have a positive impact on people’s lives and the planet. Our range includes Interface® carpet tile and LVT, nora® by Interface rubber flooring, and FLOR® premium area rugs for commercial and residential spaces.

Interface is third-party certified as a Carbon Neutral Enterprise. We neutralized our carbon impact across our entire business, including all operations and our full value chain, marking an important milestone toward our objective to become a restorative and carbon negative enterprise by 2040.

Learn more about Interface at interface.com and blog.interface.com, nora by Interface at nora.com, FLOR at FLOR.com, and our sustainability journey at interface.com/sustainability, and our Carbon Neutral Enterprise certification at https://www.interface.com/US/en-US/sustainability/carbon-neutral-enterprise.html.

Follow us on Facebook, Instagram, LinkedIn, Twitter, and Pinterest.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements. Forward-looking statements may be identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” "should," "goal," "aim," "objective," “seek,” “project,” “estimate,” “target,” “will” and similar expressions. Forward-looking statements in this press release include, without limitation, any projections we make regarding the Company’s 2022 fourth quarter and full year 2022 under “Outlook” above. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including but not limited to the risks under the following subheadings in “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 2022, as supplemented in the Company's Quarterly Report on Form 10-Q for the quarter ended July 3, 2022: “The COVID-19 pandemic could have a material adverse effect on our ability to operate, our ability to keep employees safe from the pandemic, our results of operations, financial condition, liquidity, capital investments, our near term and long term ability to stay in compliance with debt covenants under our Syndicated Credit Facility and Senior Notes, our ability to refinance our existing indebtedness, and our ability to obtain financing in capital markets”; "Sales of our principal products have been and may continue to be affected by the COVID-19 pandemic, adverse economic cycles, and effects in the new construction market and renovation market"; "Our earnings could be adversely affected by non-cash adjustments to goodwill, when a test of goodwill assets indicates a material impairment of those assets"; "Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including foreign currency fluctuations, restrictive taxation, custom duties, border closing or other adverse government regulations"; "The uncertainty surrounding the ongoing implementation and effect of the U.K.’s exit from the European Union, and related negative developments in the European Union could adversely affect our business, results of operations or financial condition"; "We have a substantial amount of debt, which could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under our debt"; “Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our operations to pay our indebtedness”; “We may incur substantial additional indebtedness, which could further exacerbate the risks associated with our substantial indebtedness"; "We compete with a large number of manufacturers in the highly competitive floorcovering products market, and some of these competitors have greater financial resources than we do. We may face challenges competing on price, making investments in our business, or competing on product design"; "Our success depends significantly upon the efforts, abilities and continued service of our senior management executives, our principal design consultant and other key personnel (including experienced sales and manufacturing personnel), and our loss of any of them could affect us adversely"; "Large increases in the cost of our raw materials, shipping costs, duties or tariffs could adversely affect us if we are unable to pass these cost increases through to our customers"; "Unanticipated termination or interruption of any of our arrangements with our primary third-party suppliers of synthetic fiber or our primary third-party supplier for luxury vinyl tile (“LVT”) or other key raw materials could have a material adverse effect on us"; "The market price of our common stock has been volatile and the value of your investment may decline"; "Changes to our facilities, manufacturing processes, product construction, and product composition could disrupt our operations, increase our manufacturing costs, increase customer complaints, increase warranty claims, negatively affect our reputation, and have a material adverse effect on our financial condition and results of operations"; "Our business operations could suffer significant losses from natural disasters, acts of war, terrorism, catastrophes, fire, adverse weather conditions, pandemics, endemics or other unexpected events"; "Disruptions to or failures of our information technology systems could adversely affect our business"; “We face risks associated with litigation and claims"; and "The conflict between Russia and Ukraine could adversely affect our business, results of our operations and financial position". You should consider any additional or updated information we include under the heading “Risk Factors” in our subsequent quarterly and annual reports.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW -

Consolidated Condensed Statements of Operations	Three Months Ended		Nine Months Ended
(In thousands, except per share data)	10/2/2022	10/3/2021	10/2/2022	10/3/2021

Net Sales	$327,757	$312,707	$962,364	$860,752
Cost of Sales	218,972	206,382	630,074	549,397
Gross Profit	108,785	106,325	332,290	311,355
Selling, General & Administrative Expenses	80,848	77,735	240,711	236,867
Restructuring Charges	(105)	3,813	1,592	3,621
Operating Income	28,042	24,777	89,987	70,867
Interest Expense	7,747	7,727	21,787	22,272
Other Expense	124	887	1,688	2,219
Income Before Taxes	20,171	16,163	66,512	46,376
Income Tax Expense	6,106	5,204	22,336	12,968
Net Income	$14,065	$10,959	$44,176	$33,408

Earnings Per Share – Basic	$0.24	$0.19	$0.75	$0.57

Earnings Per Share – Diluted	$0.24	$0.19	$0.75	$0.57

Common Shares Outstanding – Basic	58,681	59,057	59,099	58,942
Common Shares Outstanding – Diluted	58,681	59,057	59,099	58,942

Consolidated Condensed Balance Sheets
(In thousands)	10/2/2022	1/2/2022
Assets
Cash	$79,449	$97,252
Accounts Receivable	170,436	171,676
Inventory	319,074	265,092
Other Current Assets	34,133	38,320
Total Current Assets	603,092	572,340
Property, Plant & Equipment	292,059	329,801
Operating Lease Right-of Use Asset	77,447	90,561
Goodwill and Intangible Assets	174,149	223,204
Other Assets	93,886	114,151
Total Assets	$1,240,633	$1,330,057

Liabilities
Accounts Payable	$83,617	$85,924
Accrued Liabilities	127,483	146,298
Current Portion of Operating Lease Liabilities	12,400	14,588
Current Portion of Long-Term Debt	14,400	15,002
Total Current Liabilities	237,900	261,812
Long-Term Debt	507,094	503,056
Operating Lease Liabilities	67,021	77,905
Other Long-Term Liabilities	107,195	123,886
Total Liabilities	919,210	966,659
Shareholders’ Equity	321,423	363,398
Total Liabilities and Shareholders’ Equity	$1,240,633	$1,330,057

Consolidated Condensed Statements of Cash Flows	Three Months Ended		Nine Months Ended
(In thousands)	10/2/2022	10/3/2021	10/2/2022	10/3/2021
OPERATING ACTIVITIES
Net Income	$14,065	$10,959	$44,176	$33,408
Adjustments to Reconcile Net Income to Cash Provided by Operating Activities:
Depreciation and Amortization	9,825	11,417	30,661	35,087
Stock Compensation Amortization	2,352	1,678	6,679	4,150
Amortization of Acquired Intangible Assets	1,204	1,407	3,817	4,269
Deferred Income Taxes and Other Non-Cash Items	4,675	1,507	13,616	2,564
Change in Working Capital
Accounts Receivable	(1,078)	(8,245)	(8,860)	(17,061)
Inventories	(8,261)	(2,375)	(71,487)	(36,230)
Prepaid Expenses and Other Current Assets	8,017	7,808	2,321	(7,022)
Accounts Payable and Accrued Expenses	(3,208)	4,782	(6,040)	44,891
Cash Provided by Operating Activities	27,591	28,938	14,883	64,056
INVESTING ACTIVITIES
Capital Expenditures	(4,187)	(5,294)	(13,314)	(17,406)
Cash Used in Investing Activities	(4,187)	(5,294)	(13,314)	(17,406)
FINANCING ACTIVITIES
Repayments of Long-term Debt	(71,980)	(49,487)	(151,662)	(106,283)
Borrowing of Long-term Debt	49,986	19,000	159,363	57,000
Tax Withholding Payments for Share-Based Compensation	—	—	(398)	(193)
Debt Issuance costs	—	—	—	(36)
Repurchase of Common Stock	(8,869)	—	(14,451)	—
Dividends Paid	(586)	(593)	(1,773)	(1,771)
Finance Lease Payments	(525)	(680)	(1,535)	(1,796)
Cash Used in Financing Activities	(31,974)	(31,760)	(10,456)	(53,079)
Net Cash Used in Operating, Investing and Financing Activities	(8,570)	(8,116)	(8,887)	(6,429)
Effect of Exchange Rate Changes on Cash	(3,634)	(1,447)	(8,916)	(3,815)
CASH AND CASH EQUIVALENTS
Net Change During the Period	(12,204)	(9,563)	(17,803)	(10,244)
Balance at Beginning of Period	91,653	102,372	97,252	103,053
Balance at End of Period	$79,449	$92,809	$79,449	$92,809

Segment Results

	Three Months Ended		Nine Months Ended
(in thousands)	10/2/2022	10/3/2021	10/2/2022	10/3/2021
Net Sales
AMS	$194,449	$176,770	$557,768	$460,402
EAAA	133,308	135,937	404,596	400,350
Consolidated Net Sales	$327,757	$312,707	$962,364	$860,752

Segment AOI
AMS	$24,975	$21,595	$74,502	$54,606
EAAA	6,273	8,586	25,908	26,557
Consolidated AOI	$31,248	$30,181	$100,410	$81,163

* Note: Segment AOI includes allocation of corporate SG&A expenses

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In millions, except per share amounts)

	Third Quarter 2022							Third Quarter 2021
				Adjustments							Adjustments
	Gross Profit	SG&A	Operating Income	Pre-tax	Tax Effect	Net Income	Diluted EPS	Gross Profit	SG&A	Operating Income	Pre-tax	Tax Effect	Net Income	Diluted EPS
GAAP As Reported	$108.8	$80.8	$28.0			$14.1	$0.24	$106.3	$77.7	$24.8			$11.0	$0.19
Non-GAAP Adjustments
Purchase Accounting Amortization	1.2	—	1.2	1.2	(0.4)	0.9	0.01	1.4	—	1.4	1.4	(0.4)	1.0	0.02
Thailand Plant Closure Inventory Write-down	0.5	—	0.5	0.5	—	0.5	0.01	—	—	—	—	—	—	—
Restructuring, Asset Impairment, Severance and Other Charges	—	(1.6)	1.5	1.5	—	1.5	0.03	—	(0.2)	4.0	4.0	(0.5)	3.5	0.06
Loss on Discontinuance of Interest Rate Swaps	—	—	—	0.6	(0.2)	0.5	0.01	—	—	—	1.8	(0.4)	1.4	0.02
Adjustments Subtotal *	1.7	(1.6)	3.2	3.9	(0.5)	3.3	0.06	1.4	(0.2)	5.4	7.3	(1.3)	5.9	0.10
Adjusted (non-GAAP) *	$110.5	$79.2	$31.2			$17.4	$0.30	$107.7	$77.5	$30.2			$16.9	$0.29

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	First Nine Months 2022							First Nine Months 2021
				Adjustments							Adjustments
	Gross Profit	SG&A	Operating Income	Pre-tax	Tax Effect	Net Income	Diluted EPS	Gross Profit	SG&A	Operating Income	Pre-tax	Tax Effect	Net Income	Diluted EPS
GAAP As Reported	$332.3	$240.7	$90.0			$44.2	$0.75	$311.4	$236.9	$70.9			$33.4	$0.57
Non-GAAP Adjustments
Purchase Accounting Amortization	3.8	—	3.8	3.8	(1.1)	2.7	0.05	4.3	—	4.3	4.3	(1.2)	3.0	0.05
Thailand Plant Closure Inventory Write-down	2.5	—	2.5	2.5	—	2.5	0.04	—	—	—	—	—	—	—
Restructuring, Asset Impairment, Severance and Other Charges	—	(2.5)	4.1	4.1	0.0	4.1	0.07	—	(2.4)	6.0	6.0	(0.9)	5.1	0.09
Warehouse Fire	—	—	—	—	—	—	—	—	—	—	(0.2)	—	(0.1)	—
Loss on Discontinuance of Interest Rate Swaps	—	—	—	2.4	(0.6)	1.8	0.03	—	—	—	4.0	(0.9)	3.0	0.05
Adjustments Subtotal *	6.3	(2.5)	10.4	12.8	(1.7)	11.1	0.19	4.3	(2.4)	10.3	14.1	(3.0)	11.0	0.19
Adjusted (non-GAAP) *	$338.6	$238.2	$100.4			$55.3	$0.94	$315.6	$234.5	$81.2			$44.5	$0.75

* Note: Sum of reconciling items may differ from total due to rounding of individual components

Reconciliation of Segment GAAP Financial Measures to Non-GAAP Financial Measures ("Currency Neutral Net Sales", "AOI")
(In millions)

	Third Quarter 2022			Third Quarter 2021
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
Net Sales as Reported (GAAP)	$194.4	$133.3	$327.8	$176.8	$135.9	$312.7
Impact of Changes in Currency	0.5	$18.5	$19.0	—	—	—
Currency Neutral Net Sales *	$194.9	$151.8	$346.7	$176.8	$135.9	$312.7

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	First Nine Months 2022			First Nine Months 2021
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
Net Sales as Reported (GAAP)	$557.8	$404.6	$962.4	$460.4	$400.4	$860.8
Impact of Changes in Currency	1.0	$41.4	$42.4	—	—	—
Currency Neutral Net Sales *	$558.8	$446.0	$1004.8	$460.4	$400.4	$860.8

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	Third Quarter 2022			Third Quarter 2021
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
GAAP Operating Income	$25.0	$3.1	$28.0	$21.7	$3.1	$24.8
Non-GAAP Adjustments
Purchase Accounting Amortization	—	1.2	1.2	—	1.4	1.4
Thailand Plant Closure Inventory Write-down	—	0.5	0.5	—	—	—
Restructuring, Asset Impairment, Severance and Other Charges	—	1.5	1.5	(0.1)	4.1	4.0
Adjustments Subtotal *	—	3.2	3.2	(0.1)	5.5	5.4
AOI *	$25.0	$6.3	$31.2	$21.6	$8.6	$30.2

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	First Nine Months 2022			First Nine Months 2021
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
GAAP Operating Income	$74.6	$15.4	$90.0	$54.4	$16.4	$70.9
Non-GAAP Adjustments
Purchase Accounting Amortization	—	3.8	3.8	—	4.3	4.3
Thailand Plant Closure Inventory Write-down	—	2.5	2.5	—	—	—
Restructuring, Asset Impairment, Severance and Other Charges	(0.1)	4.2	4.1	0.2	5.9	6.0
Adjustments Subtotal *	(0.1)	10.5	10.4	0.2	10.1	10.3
AOI *	$74.5	$25.9	$100.4	$54.6	$26.6	$81.2

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	Third Quarter 2022	Third Quarter 2021	First Nine Month 2022	First Nine Months 2021	Last Twelve Months (LTM) Ended 10/2/2022	Fiscal Year 2021
Net Income as Reported (GAAP)	$14.1	$11.0	$44.2	$33.4	$66.0	$55.2
Income Tax Expense	6.1	5.2	22.3	13.0	26.8	17.4
Interest Expense (including debt issuance cost amortization)	7.7	7.7	21.8	22.3	29.2	29.7
Depreciation and Amortization (excluding debt issuance cost amortization)	9.4	11.0	29.4	33.7	40.0	44.3
Stock Compensation Amortization	2.4	1.7	6.7	4.2	8.0	5.5
Purchase Accounting Amortization	1.2	1.4	3.8	4.3	5.2	5.6
Thailand Plant Closure Inventory Write-down	0.5	—	2.5	—	2.5	—
Restructuring, Asset Impairment, Severance and Other Charges	1.5	4.0	4.1	6.0	9.9	11.8
Warehouse Fire Loss	—	—	—	(0.2)	—	(0.2)
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (AEBITDA)*	$42.9	$42.0	$134.8	$116.6	$187.6	$169.4

	As of 10/2/22
Total Debt	$521.5
Total Cash on Hand	(79.4)
Total Debt, Net of Cash on Hand (Net Debt)	$442.0

	10/2/2022
Total Debt / LTM Net Income	7.9x
Net Debt / LTM AEBITDA	2.4x

Note: Sum of reconciling items may differ from total due to rounding of individual components

The impacts of changes in foreign currency presented in the tables are calculated based on applying the prior year period's average foreign currency exchange rates to the current year period.

The Company believes that the above non-GAAP performance measures, which management uses in managing and evaluating the Company’s business, may provide users of the Company’s financial information with additional meaningful basis for comparing the Company’s current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period. However, these non‑GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States. Tax effects identified above (when applicable) are calculated using the statutory tax rate for the jurisdictions in which the charge or income occurred.
# # #